Exhibit 99.1

Kforce Inc.
1001 East Palm Ave.
Tampa, FL 33605
(NASDAQ: KFRC)

AT THE COMPANY

Michael Blackman

Vice President – Investor Relations

(813) 552-2927

Derrell E. Hunter

Chief Financial Officer

(813) 552-2770

KFORCE INC. NOW EXPECTS Q3 REVENUE OF $183 TO $186 MILLION

WITH EPS OF $0.13 to $0.15

REVENUE TRENDS CONTINUE TO IMPROVE

TAMPA, FL – September 8, 2004 – Kforce Inc. (NASDAQ: KFRC), a professional staffing firm, today commented on recent business trends and updated guidance for the third quarter of 2004.

“Our prior guidance for third quarter revenues was $170 to $180 million with EPS of $.09 to $.15 cents. Results for the quarter to date and current trends now indicate that third quarter revenues may be $183 to $186 million, including approximately $4 million of very low margin legacy Hall Kinion technology revenue that is being discontinued by the Firm, and that EPS may be $.13 to $.15 cents,” stated Derrell E. Hunter, Chief Financial Officer.

“We believe our updated guidance for the third quarter is indicative of the focus and discipline that we maintained throughout the acquisition and integration of Hall Kinion/OnStaff during which time we have continued to grow our business. We believe that the acquisition has resulted in new revenue opportunities and we are able to capitalize on our expanded footprint and enhanced capabilities,” said David L. Dunkel, Kforce’s Chairman and Chief Executive Officer. “While there has been much confusion in the past few months given the unevenness of the Bureau of Labor Statistics data, the fact is that unemployment among college educated workers is at 2.7%. Our trends indicate continued strong demand for skilled knowledge workers across our service lines. We believe that the long-term trend of greater utilization of flexible staffing, along with continuing improvements in permanent placement revenue indicate that Kforce is well positioned for profitability and growth.”

William L. Sanders, Chief Operating Officer, commented: “We are continuing to see growth in the third quarter for both flexible staffing and permanent placement with particular strength in the Finance and Accounting group. Technology and Health and Life Sciences business units’ revenues are also continuing to improve in the third quarter. Total flex revenue has continued to improve post-merger and did not experience the decline which is historically seen at the beginning of the third quarter. Additionally, search revenues did not have the usual significant decline in the first three weeks of the quarter and have continued to improve. The week ending

August 29th was the Firm’s highest week for flex revenue and total company revenue in 2004 and was the first or second best week for each of our three business segments: Technology, F&A and HLS. Even without the $4 million of discontinued revenue, the overall trends indicate continuing improvement in per billing day revenues in the fourth quarter.”

About Kforce

Kforce (NASDAQ: KFRC) is a professional staffing firm providing flexible and permanent staffing solutions for organizations in the skill areas of information technology, finance & accounting, and health and life sciences. Backed by more than 1,400 staffing specialists, Kforce operates in 45 markets in North America. For more information, please visit our Web site at www.kforce.com.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Health and Life Sciences, Finance and Accounting and Information Technology Groups, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. In particular, any statement related to Kforce’s expected revenues or earnings or Kforce being well positioned for future profitability and growth are forward-looking statements. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

####